Exhibit 23.2

To the Board of Directors

Medicale Corp

We hereby consent to the use in the foregoing Registration Statement on Form S-1 our report dated November 12, 2020, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Mac Accounting Group, LLP

Midvale, Utah

November 12, 2020